Exhibit 10.31

CONSULTING CONTRACT AGREEMENT

THIS AGREEMENT is made as of this 3rd day of January, 2009,

B E T W E E N:

XTRA-GOLD RESOURCES CORP., a corporation incorporated under the laws of the Nevada (hereafter called “XTRA-GOLD”),

-   and   -

BROKTON INTERNATIONAL LTD., of the City of Providentiales, Turks & Caisos Island (hereafter called “Brokton”).

RECITALS:

A.	XTRA-GOLD is engaged in mineral exploration and development.

B.	XTRA-GOLD desires Brokton to enter into a contract with XTRA-GOLD to provide consulting services for the period provided in this Agreement in accordance with the terms and conditions set forth below.

C.	Brokton is willing to accept a contract with XTRA-GOLD on the basis of such terms and conditions.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), the parties covenant and agree as follows:

1.	Consulting Contract

XTRA-GOLD hereby retains James Longshore to provide consulting services and Brokton hereby accepts this consulting contract with XTRA-GOLD, for the period set forth in Section 2 hereof, all upon the terms and conditions hereinafter set forth. Pursuant to these consulting services, James Longshore shall serve as General Manager of Xtra-Gold Mining Limited and Xtra-Gold Exploration Limited the Ghanaian subsidiaries of Xtra-Gold.

2.	Term of Consulting Contract

Unless earlier terminated as hereinafter provided, the term of the subject consulting contract under this Agreement shall be for a period beginning January 3, 2009 (the “Contract Date”) and ending December 31, 2009.

3.	Duties and Responsibilities

James Longshore shall have such duties and powers as are normally performed and enjoyed as a General Manager of a Ghanaian corporation.

4.	Consulting Fee

XTRA-GOLD shall pay Brokton a monthly consulting fee of USD$5,000 per month, for a total of 12 payments due at the end of each month.

5.	Monthly Expense Compensation

XTRA-GOLD shall reimburse Brokton for all business related expenses.

6.	Termination of the Agreement

This agreement may be terminated by any party at any time for any reason upon providing 30 days’ notice.

7.	Governing Laws

This Agreement shall be governed by and construed in accordance with the laws in force in the State of Nevada.

8.	Modifications

This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

WITNESS:	/s/ Kevin Coombes	)	BROKTON INTERNATIONAL LTD.
(Signature))
		)	By:	/s/ James Longshore
NAME:	Kevin Coombes	)		James Longshore
(Please Print))
)
		)	XTRA-GOLD RESOURCES CORP.
)
		)	By:	/s/ Peter Minuk
		)		Peter Minuk